1

                Terms of the "Convertible Notes" of the Company



(1)      Form and Denomination

         The Notes are issuable in bearer form in the denominations of USD 5'000.-- nominal amount each, with interest coupons (the "Coupons") attached. The Notes will be represented initially by a temporary Global Note (the "Global Note"), without interest coupons, to be deposited by the Company with Banca del Gottardo on the Payment Date. The Global Note may be exchanged, as a whole or in part, for appropriate definitive Notes, in bearer form in denominations of USD 5'000. -- with the Coupons attached, not earlier than 40 days after the later of the date on which the Notes are first offered or the Payment Date. Such exchange shall be made upon certification that the beneficial owners of the Notes either (i) are not United States persons or U.S. persons or
         (ii) are financial institutions (as defined in United States Treasury Regulation Section 1. 165- 12(c)(1)(v)) located outside the United States that are not United States persons and that have purchased such Notes for purposes of resale directly or indirectly to a United States person or U.S. person within the United States during the Restricted Period and that certify that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States. A beneficial owner of Notes must exchange its share of the Global Note for definitive Notes before such Notes or interests therein may be transferred or interest payments or other payments in respect of the Notes will be made.

         For purposes hereof, (i) the term "Restricted Period" means the period beginning on the earlier of the first date that the Notes are offered or the date on which the Notes are issued (the "Payment Date") and ending on the date forty (40) days after the later of the date upon which the Notes and Warrants were first offered or the date of closing of this offering, (ii) the term "United States" means the United States of America (including the States and the District of Columbia), its possessions, its territories and other areas subject to its jurisdiction, (iii) the term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source and (iv) the term "U.S. person" has the meaning set forth in Sections 230.901 through .904 of Title 17 of the United States Code of Federal Regulations ("Regulation S").

(2)      Interest

         The Notes bear interest from the Payment Date at the rate of 8% per annum, payable semiannually in arrear on June 30 and December 31 of each year until maturity (the "Coupon Due Dates") whereby the first payment shall be made on June 30, 1996 in respect of the period from December 29, 1995 to June 30, 1996. Such interest is payable in United States Dollars. Each Note will cease to bear interest on the date on which they become due for redemption or repayment unless payment of principal and/or premium (if any) is improperly withheld or refused or default is otherwise made in respect of such payment. In such event, interest will continue to accrue (as well


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                                                                            2.

         after as before any judgment) up to but excluding the date on which payment in full of the principal of such Note is made or (if earlier) the date on which, payment in full of the principal thereof having been received by Banca del Gottardo, notice to that effect shall have been given to the holders of the Notes. Interest is computed on the basis of a 360-day year of twelve 30-day months.

(3)      Repayment

         The Company undertakes to repay the principal amount of the Notes, unless previously redeemed, without any previous notice on December 31, 2000.

(4)      Optional Redemption and Conversion

(a) The Company reserves the right to call all, but not part, of the out-standing Notes for redemption on May 2, 1996, or thereafter up to the close of business on December 15, 2000, at a price of 110% of the principal amount thereof; together with interest accrued to the date of such redemption provided that the average of the daily closing sales prices of a Share for a period of 30 consecutive trading days, the last day of which trading days is not more than 10 days prior to the day upon which the Company sends a notice to Banca del Gottardo of its intention to redeem the Notes under this sub-section (a), is at least 200% of the Conversion Price in effect on such last day (taking into account any retroactive adjustment not then reflected in the Conversion Price). The closing sales price for any day shall be the average of the closing prices on the New York Stock Exchange and if not listed any longer thereon, the average of the closing bid and asked prices on the National Association of Securities Dealers Automated Quotation(NASDAQ). All outstanding Notes will become due 60 days after receipt of the aforesaid notice of early redemption by Banca del Gottardo.

         As long as the Shares are listed on a stock exchange or exchanges in the United States of America, reference in this sub-section (a) to the sales price for any day shall be deemed to refer to the closing price (regular way) of a Share as reported by the principal stock exchange on which the Shares are listed for such day. If no such sales price is reported for one or more trading days, such day or days shall not be deemed as trading day or days and shall be disregarded in the calculation of the said 30 trading day period.

(b) Each Noteholder will have the right to require the Company to redeem any Note or Notes on December 31, 1999 at a price of 106% of the principal amount thereof, together with interest accrued to the due date of redemption. This right will have to be exercised by giving notice and surrendering the Note(s), so to be redeemed to Banca del Gottardo, Lugano, at any time on or after October 1, 1999 and prior to October 31, 1999 accompanied by an irrevocable request for redemption. Notes called for redemption will become due on December 31, 1999. Notes called for redemption shall cease to bear interest from the date fixed for such redemption, unless the Company shall default in providing for the payment of the redemption price. The Notes must be presented for repayment with all unmatured Coupons attached. An amount equal to any missing unmatured Coupon shall be deducted from the amount due on redemption. Such Coupons shall, however, be paid upon subsequent presentation provided they shall not have become barred pursuant to
         Section 11 hereof.

(5)      Payments


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                                                                            3.


         Payments with respect to the Notes and Coupons shall be made in dollars of the United States of America against presentation and surrender of such Notes or Coupons in the manner specified below. Such payments shall be made without cost to the Noteholders, without any limitations and under all circumstances notwithstanding any transfer restrictions, regardless of any bilateral or multilateral payment or clearing agreement in existence between the United States of America and the Swiss Confederation, irrespective of the nationality, residence or domicile of any of the Noteholders and without requiring any affidavit or the fulfillment of any formalities. The funds required for the payment of principal and interest shall be made available to Banca del Gottardo in Switzerland as Paying Agent by the Company prior to each Coupon Due Date. The receipt of the funds by Banca del Gottardo in Switzerland shall release the Company from its obligations in respect of the payments due on the respective dates for principal and interest.

         Banca del Gottardo will arrange for payment of such funds as and when due to the holders of Notes and Coupons. Notes and coupons may be presented for payment at the principal amount printed on the Notes and the amount of interest printed on the Coupons only at the offices in Switzerland of Banca del Gottardo. No payment on the Notes or Coupons will be made by transfer to an account in, or by mailing to an address in, the United States.

(6)      Tax Status

         All payments of principal and interest on the Notes and Coupons by the Company shall be made without deduction for or on account of any present or future tax, assessment or other governmental charge ("Taxes") imposed upon such payment by the United States of America or any political subdivision or taxing authority thereof or therein (the "United States"). If the Company shall at any time be required by law to withhold any such Taxes, the Company will pay as additional amounts to Banca del Gottardo for the account of the holders of Notes and Coupons, such amounts as may be necessary so that every net payment on each Note or Coupon, after withholding for or on account of any such Taxes (including any backup withholding tax or similar charge that may be required in order for such payment to be made without any certification or disclosure of the nationality, residence or identity of the beneficial owner of such Note or Coupon) will not be less than the amount provided in such Note or Coupon to be then due or payable; provided, however, that the Company will not be required to pay such additional amounts for or on account of any such Taxes that are imposed
         (i) otherwise than by  withholding  from a payment on a Note or Coupon,
         (ii) upon a holder of a Note or Coupon who is subject to taxation by the United States for any reason other than such holder's ownership or receipt of payments in respect of such Note or Coupon, or (iii) on interest or principal received by a holder of a Note or Coupon which is
         (a) a "10-per cent.  shareholder"  of the Company within the meaning of section 871(h)(3)(B)(a) of the Code, (b) a bank or an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, (c) a controlled foreign corporation which is related to the Company under section 864(d)(4) of the Code,
         (d) other than a nonresident individual or a foreign corporation (as determined under United States tax principles) with respect to the United States, or (e) a holder whose Note or Coupon is presented for retirement or redemption, or payment is otherwise made, other than outside the United States as provided in United States Treasury Regulations. Any reference in this Note to the payment of principal or interest shall be deemed to include payment of the additional amounts payable pursuant to the provisions of this paragraph.

                                                                            4.

         If, as the result of any change in, enactment of, or amendment to any laws or regulations of the United States or any political subdivision or taxing authorities thereof affecting taxation, or any change in the official application of such laws or regulations, or any change in, execution of or amendment to any treaty or treaties affecting taxation to which the United States is a party, it is determined by the Company that it would be required at any time to pay additional amounts pursuant to the preceding paragraph, the Company is entitled to redeem the Notes, as a whole but not in part, on giving not more than 60 days' but not less than 30 days' prior notice to Banca del Gottardo, on or after June 30, 1996 at par.

         Notice of redemption shall be given by the Company in writing to Banca del Gottardo and such notice so given shall constitute good and sufficient notice and shall be binding upon all holders of the Notes, regardless of who they may be or where they may be located.

         Banca del Gottardo shall as soon as practicable notify the Noteholders of such redemption in accordance with Section 12 hereof.

         The Company has been advised by Banca del Gottardo that pursuant to the Swiss federal laws at present in force, interest payments on the Notes are not subject to Swiss withholding tax.

(7)      Authorizations

         The Company has confirmed to Banca del Gottardo that no authorizations or approvals are required under the laws of the United States for performance of its obligations hereunder, except for the registration requirements provided for herein.

(8)      Status of the Notes and Subordination

         1.       Note Subordinated to Senior Indebtedness

                  The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of this Note ("Holder"), by his or its acceptance hereof, likewise covenants and agrees, that the indebtedness evidenced by this Note (and any renewals, refinancings, modifications or extensions thereof), including the principal of and interest thereon and any interest payable on such interest and all fees, costs and expenses (including attorneys' fees and collection costs) payable in connection with this Note, and all requirements of the Company contained in this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as hereinafter defined), and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Note.

                  For purposes of this Note, the term "Senior Indebtedness" shall mean any and all indebtedness, liabilities and obligations consisting of all principal of and premium (if any) and accrued and unpaid interest (including but not limited to interest accruing after the commencement by or against the Company under the Federal Bankruptcy Code (as now or hereafter in effect), whether or not allowed as a claim), whether existing on the date of this Note or hereafter incurred and whether created directly or indirectly, acquired by

                                                                            5.

                  assignment or otherwise, absolute or contingent, joint or several, liquidated or unliquidated, due or not due, contractual or tortuous, secured or unsecured, in respect of
                  (A) the indebtedness, obligations and liabilities of the Company incurred pursuant to the Note Purchase Agreement with Nomura Holding America Inc. dated August 11, 1994, as from time to time amended (B) the indebtedness, obligations and liabilities of the Company pursuant to those certain Variable Rate Senior Bridge Notes, Series A, dated August 11, 1994 (the "Series A Notes ") up to an aggregate principal amount of $ 16'000'000, executed by the Company, as may be modified or amended from time to time, (C) the indebtedness, obligations and liabilities of the Company pursuant to that certain 12.5% Senior Bridge Note, Series B, dated August 11, 1994 (the "Series B Notes", together with the Series A Notes, the
                  "Senior Notes") in the aggregate principal amount of $ 8'000'000, executed by the Company, as may be modified or amended from time to time, (D) any and all amendments, modifications, supplements, renewals, refinancings, extensions, replacements, restatements, substitutions, assignments, guaranties and endorsements of any of the indebtedness, obligations and liabilities described in clauses
                  (A) through (C) above (collectively, the "Nomura Debt"), (E) indebtedness of the Company incurred after the date hereof for money borrowed which is secured by any portion of the assets of the Company and (or any of its subsidiaries representing the incurrence of indebtedness from a third party provided that any such incurrence of indebtedness from a third party shall have been consented to by the Majority Holders (as hereinafter defined), (F) all obligations incurred after the date hereof required to be classified and accounted for as a capital lease on the face of the balance sheets of the Company prepared in accordance with generally accepted accounting principles provided that such obligations shall have been consented to by the Purchaser, (G) all factoring arrangements or similar type arrangements entered into after the date hereof by the Company or any of its subsidiaries, provided that such arrangements shall have been consented to by the Purchaser, (H) all obligations consisting of guaranties, endorsements, modifications, renewals, refinancings, extensions or replacements of any obligations described in clauses (E) through (G) above, provided, that any such guaranties, endorsements, modifications, renewals, refinancings, extensions or replacements shall have been consented to by the holders holding in the aggregate at least 50.1% of the outstanding principal amount of the Senior Indebtedness then outstanding including any such modifications, renewals, refinancings, extension or replacements thereof (the "Majority Holders"), and (I) all fees, costs, expenses (including attorneys' fees), indemnities and other amounts at any time due and payable in connection with any of the foregoing.

         2. Note Subordinated to Prior Payment of All Senior Indebtedness on Dissolution Liquidation Reorganization, etc. of the Company

                  Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities to creditors upon any total or partial liquidation, dissolution or reorganization of, or similar proceeding relating to, the Company or its property (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings), or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company, or otherwise, then in such event, any payment or distribution of any kind or character, whether in cash, property or securities, which shall be payable or deliverable upon or with


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                                                                            6.

                  respect to the indebtedness evidenced by this Note shall be paid or delivered directly to the holders of Senior Indebtedness, ratably according to the aggregate amounts of principal remaining unpaid on account of such Senior Indebtedness held by each until the Senior Indebtedness has been fully paid and satisfied (including premium, if any, and interest thereon accruing after commencement of such proceedings whether or not an allowed claim).

                  The Holder hereby assigns to the holders of the Senior Indebtedness, the right, in the name of the Holder, to file appropriate claims or proofs of claim in respect of this Note and vote the full amount of indebtedness represented by this
                  Note in any proceeding of the type described in the immediately proceeding paragraph, including but not limited to a proceeding to confirm a plan of reorganization in a bankruptcy case, as directed and consented to by the Majority Holders. The Holder agrees to take or refrain from taking any and all actions as required or requested by the Majority Holders and to cooperate fully with the Majority Holders in furtherance of and without hindrance of such filing of claims or proofs of claim and such voting. This assignment shall expire automatically at such time as the Senior Indebtedness has been repaid in full.

         3.       Payments

                  The Company agrees not to pay to the Holder, and by accepting this Note Holder agrees not to take or receive from the Company, in any manner whatsoever, the whole or any part of indebtedness evidenced by this Note, including without limitation any payment of principal of or interest on this Note, unless and until the Senior Indebtedness shall have been fully paid and satisfied; provided, however, that notwithstanding the foregoing, the Holder shall have the right to receive and retain from the Company, and the Company shall have the right to pay to the Holder, scheduled payments of interest only as and when they become due as provided herein, so long as (i) the Company is not in default with respect to any payment of principal, premium, if any, or interest on any Senior Indebtedness, and (ii) no default or event of default exists and is continuing, or would exist immediately after giving effect to such payment to Holder, under any of the terms and provisions of the documents relating to any of the Senior Indebtedness.

         4.       Proceedings

                  Holder shall not commence any action for the enforcement of this Note (except an action commenced to avoid the expiration of an applicable statute of limitations) and will not initiate or join with any creditor, unless the Majority Holders shall also join, in bringing any proceeding against the Company under any bankruptcy or insolvency law or statute of the federal or any state government or under any such law or statute relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement of debt, receivership or liquidation, and will not be a proponent or coproponent of a plan of reorganization in a bankruptcy proceeding, unless and until all Senior Indebtedness shall have been paid and satisfied in full or the Holder has received the prior written consent of the Majority Holders.

         5.       Payments and Distributions Received by Holder

                                                                            7.


                  Should any payment or distribution (except payments currently due which are received by the Holder as permitted herein) be received by the Holder with respect to this Note prior to the payment and satisfaction in full of all Senior Indebtedness, the Holder will forthwith deliver such payments and distributions or proceeds thereof to the holders of Senior Indebtedness, ratably according to the aggregate amount of principal remaining unpaid on account of such Senior Indebtedness held by each in precisely the form received (except for the endorsements or assignment of the Holder where necessary), for application to the Senior Indebtedness held by such holders, and, until so delivered, the same shall be held in trust by the Holder as property of the holders of Senior Indebtedness.

         6.       Rights Concerning Senior Indebtedness

                  Without affecting the rights of the holders of Senior Indebtedness, the Holder agrees that, with or without notice to or further assent from the Holder, any holder of Senior Indebtedness may at any time, and from time to time, either prior to or after any default by the Company with respect to any indebtedness (a) advance or refuse to advance additional credit and make other accommodations to or for the account of the Company, (b) by written agreement or otherwise, extend, refinance, renew or change, modify, compromise, release, refuse to extend, renew or change the Senior Indebtedness or any part thereof and waive any default under all or any part thereof, and modify, rescind or waive any provision of any related agreement or collateral undertaking, including but not by way of limitation any provision relating to acceleration or maturity, (c) fail to set off any or all accrued balance or deposit balances or any part thereof on any holder's books in favor of such holders and/or release the same, (d) sell, surrender, release, exchange, resort to, realize upon or apply, or fail to do any of the foregoing, with respect to any collateral securing any part thereof held by any of the holders of Senior Indebtedness or available to any of the holders of Senior Indebtedness for the Senior Indebtedness, and (e) generally deal with the Company in such manner as any of the holders of Senior Indebtedness may see fit, including, without limiting the generality of the foregoing, any forbearance, failure, delay or refusal by any of the holders of Senior Indebtedness to exercise any rights or remedies any of the holders of Senior Indebtedness may have against the Company, all without impairing or affecting any of such holders' rights and remedies. Each such action and each such failure to act by any of the holders of Senior Indebtedness shall be deemed to be at the request of the Holder and in reliance on this Agreement. No failure by any of the holders of Senior Indebtedness to file, record or otherwise perfect any lien or security interest, nor any improper filing or recording, nor any failure by any of the holders of Senior Indebtedness to insure or protect any of its collateral nor any other dealing (or failure to deal) with any such collateral by any of the holders of Senior Indebtedness, shall impair or release the rights of any of the holders of Senior Indebtedness hereunder.

         7.       Repayment of Purchaser

                  Notwithstanding anything to the contrary contained herein, in the event, and at such time as, the holders of Senior Indebtedness, and their respective successors and assigns, have been repaid in full all such Senior Indebtedness as described in clauses (A) through (D), inclusive, and clause
                  (I) as it relates to clauses (A) through (D) of the definition of

                                                                            8.

                  "Senior Indebtedness" contained in this Section 8, Subsection I, hereof, and all obligations by the holders of Nomura Debt to purchase Series A Notes (as defined in the Purchase Agreement) has terminated, and all preference periods under any bankruptcy laws as they might apply to the holders of Senior Indebtedness, and it successors and assigns, have expired, the restrictions set forth in this Section 8 of this Note shall not thereafter be applicable to the Holder of this Note.

         8. Each holder of Notes acknowledges that Nomura is relying on the terms and provisions of this Sub-Section 8 in connection with its execution of a certain Limited Waiver and Consent dated December 30, 1995 between the Company and Nomura a copy of which Limited Waiver and Consent is held by Banca del Gottardo, pursuant to which Nomura has consented to the issuance of the Notes by the Company, and each holder of a Note hereby acknowledges and agrees that the terms and provisions of this Sub-Section 8 shall inure to the benefit of Nomura.

(9)      Conversion

         Exhibit I to Annex H attached to the Agreement dated December 22, 1995 and entered into between the Company and Banca del Gottardo, which is available for inspection at the Head Office in Lugano of Banca del Gottardo, as Conversion Agent for the Notes, contains full provisions relevant to conversion of the Notes into freely transferable Shares of Common Stock which are duly registered under the 1933 Securities Act. The following is a summary of such provisions:

         The conversion price will be fixed on March 29, 1996 whereby such conversion price shall be the equivalent of the average of the closing prices during the period from March 14 to March 29, 1996, but shall in any event not be higher than (i) 120% of the average of the closing prices of the shares of Common Stock during the period from December 19 to 29, 1995, or (ii) USD 4.75 per share of Common Stock, whichever is lower (Such price hereinafter called the "Conversion Price").

         The holder of 10 Notes or more will be entitled at any time on and after May 1, 1996 up to the close of business on December 31, 2000, subject to prior redemption, to convert the Notes, at the principal amount thereof, into freely transferable and non-restricted (such non-restriction being subject to the effectiveness of a registration statement under the U.S. securities laws covering such common stock, if required,) shares of Common Stock of the Company, at the Conversion Price, subject to adjustment as described below. No payment or adjustment will be made on conversion of any Note for interest accrued thereon or dividends on any Common Stock issued, except that accrued interest will be paid on the conversion of any Note which has been called for redemption prior to the conversion date. The Company is not required to issue fractional shares of Common Stock upon conversion of Notes and, in lieu thereof, will pay a cash adjustment based upon the market price of the Common Stock on the last trading day prior to the date of conversion. In the case of Notes called for redemption, conversion rights will expire at the close of business on the fifth business day prior to the redemption date. Notes may be presented for conversion only to an office of Banca del Gottardo outside the United States and Banca del Gottardo will deliver Common Stock or other consideration received upon conversion only to an account or address outside the United States.

                                                                            9.


         The Conversion Price is subject to adjustment in the following events occurring after December 29, 1995:

         - the issuance of stock of the Company as a dividend or distribution on the Common Stock;

         - subdivisions of outstanding shares of the Common Stock into a greater number of shares;

         - combinations of outstanding shares of Common Stock into a smaller number of shares;

         - reclassification of the Common Stock into other shares of the Company's capital stock;

         - issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for Common Stock at a price per share less than the current market price but not for shares issuable under the Company's stock option and stock purchase plans; and

         - the distribution to all holders of Common Stock of debt securities or assets of the Company or rights or warrants to purchase assets or debt securities of the Company (excluding cash dividends or distributions from retained earnings).

         No adjustment in the Conversion Price will be made unless such adjustment would require an increase or decrease of at least USD 0.05 in the Conversion Price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for rights to purchase Common Stock pursuant to a Company dividend or interest reinvestment plan. The Company may at any time reduce the Conversion Price by any amount, provided that the Conversion Price is not less than the par value of a share of Common Stock. If the Company consolidates or merges into or transfers or leases all or substantially all of its assets to any person, or is a party to a merger that reclassifies or changes its outstanding Common Stock, the Notes will become convertible into the kind and amount of securities, cash or other assets which the holders of the Notes would have owned immediately after the transaction if the holders had converted the Notes immediately before the effective date of the transaction.

(10)     Events of Default

         Subject to the provisions of Section 15, Banca del Gottardo as regards all Notes or holders having 10% or more of the aggregate principal amount of all Notes outstanding shall have the right to declare by notice to the Company the Notes held by such holder of a Note, plus accrued interest, to be due and payable if any of the following events of default shall occur:

         (a) default in the payment of principal, or, for a period of 15 days, in the payment of interest on any Note; or

         (b) default in the performance or observance in any material respect of any covenant or agreement of the Company in the Notes if such default continues for a period of 30 days after notice thereof has been given to the Company; or

         (c) a default shall occur under any evidence of indebtedness for money borrowed by the Company or under any instrument under which there may be issued or by which there

                                                                            10.


                  may be secured or guaranteed any indebtedness for money borrowed by the Company, which default involves the failure to pay when due (after any applicable grace period and subject to any extension or postponement of such maturity), or results in the acceleration of, indebtedness in an amount in excess of USD 500'000.-- without such indebtedness having been discharged or such default or acceleration having been waived, rescinded or annulled, within a period of 30 days after notice thereof shall have been given to the Company; or

         (d) the entry of a decree or order in respect of the Company in an involuntary case under any bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, trustee or other similar official of the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 45 consecutive days; or

         (e) the Company shall commence a voluntary case under any bankruptcy, insolvency or other similar law, or consent to the appointment of or taking possession by a receiver, liquidator, trustee or other similar official, of the Company or for any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or if it shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

          (f) if the Company shall merge or consolidate, or sell or convey all or substantially all of its assets to, any other corporation, unless (i) the Company is the surviving corporation, or (ii) the surviving or transferee corporation expressly assumes all obligations of the Company under the Notes by supplemental agreement, confirmed by an opinion of U.S. counsel reasonably satisfactory to Banca del Gottardo and the Company, or
     (iii) the Company or the surviving or transferee corporation irrevocably deposits in trust with Banca del Gottardo, money or U.S. government obligations sufficient to pay principal and interest on the Notes to maturity.

         Upon the occurrence of an event of default, the Company shall promptly give notice thereof to Banca del Gottardo which shall publish such notice of default in accordance with Section 12 hereof. Banca del Gottardo shall in relation to any event of default have no other obligation than the publication of such event of default.

         The principal amount of all Notes declared to be due and payable plus accrued interest thereon shall become due and payable 15 days after notice to the Company by Banca del Gottardo or by each holder of a Note of such event of default; provided, however, that such declaration shall be rescinded if, within 15 days of such notice, such event of default shall have been remedied by payment, in the case of a payment default, or in a manner reasonably satisfactory to Banca del Gottardo.

         In the event that a Resolution or Extraordinary Resolution is passed at a meeting of Noteholders held pursuant to Section 15, any actions taken pursuant to this Section 10 by a Noteholder shall be subject to any previously taken action pursuant to such Section 15.

(11)     Prescription

                                                                            11.

         In accordance with the Swiss Statute of Limitations the coupons will become barred five years and the Notes ten years after their respective due dates.

(12)     Notices and Publications

         All notices to the holders of Notes shall be deemed to have been duly given if published in the Feuille Officielle Suisse du Commerce and in a daily newspaper in Zurich and Lugano. All notices to the Company by any holder of Notes shall be deemed to have been duly given if sent by cable or telex to the principal office of the Company.

(13)     Listing of the Notes

         No application will be made for the admission and quotation of the Notes on any stock exchange.

(14)     Replacement of Notes or Coupons

         If any Note or coupon is defaced, mutilated, destroyed, stolen or lost, it may be renewed or replaced at the head office of Banca del Gottardo in Lugano, Switzerland on payment of such costs as may be incurred in connection therewith and on presentation of such evidence and indemnity as Banca del Gottardo may require. Defaced or mutilated Notes or coupons must be surrendered before replacements may be issued.

(15)     Noteholders' Meeting

         a) A meeting of the Noteholders (hereinafter called a "Meeting") may be convened by the Company or shall be convened by the Company if so requested by Notes representing not less than 25% of the aggregate principal amount of all Notes outstanding under the Terms of the Notes (i) after the event of default shall have occurred and be continuing to consider a waiver of an event of default or any modification or amendment of the provisions of the terms of the Notes, or (ii) a substitution of Banca del Gottardo.

                  The cost and expenses of a Meeting shall be borne by the Company.

         b) Notice of the Meeting specifying the place, day and hour of the Meeting shall be given at least 20 days prior to the proposed date thereof (exclusive of the day on which the notice is given and the day on which the Meeting is to be held) in accordance with Section 12 hereof Such notice shall state generally the nature of the business to be transacted at the Meeting thereby convened but (except for an Extraordinary Resolution (as defined below)) it shall not be necessary to specify in such notice the terms of any resolution to be proposed.

         c) The Meeting shall be held in Lugano and shall be chaired by a representative of the Company or if such representative of the Company shall not be present within 30 minutes after the time appointed for the holding of the Meeting, the Noteholders present shall choose one of their members to be chairman. The Meeting shall be conducted in the English language exclusively.

                                                                            12.

                    d) Resolutions shall only be passed if a quorum of two or more persons holding 25% or more of the aggregate principal amount of all Notes outstanding are present. The quorum at any Meeting for passing an Extraordinary Resolution shall be two or more persons holding two-thirds or more of the aggregate principal amount of all Notes outstanding. Resolutions shall be passed if approved by the absolute majority of votes cast save that an Extraordinary Resolution shall be passed only if approved by three-fourths or more of votes cast. Any resolution passed at a Meeting duly convened and held in accordance with the terms of the Notes shall be binding upon all the bondholders, whether present or not present at such Meeting and whether or not voting, and upon all the holders of coupons.

                    e) If within 30  minutes  after the time  appointed  for any such Meeting a quorum is not present, the Meeting shall, if convened upon the request of Noteholders, be dissolved. In any other case, it shall stand adjourned for such period being not less than 14 days nor more than 28 days, and at such place as may be appointed by the Company. At such adjourned Meeting, two or more persons present holding 10% or more of the aggregate principal amount of all Notes outstanding shall form a quorum, provided that if the business of such adjourned Meeting includes consideration of a proposed Extraordinary Resolution, the quorum shall be two or more persons present holding one-third or more of the aggregate principal amount of all Notes for the time being outstanding.

                    f) If within 30  minutes  after the time  appointed  for any such adjourned Meeting the respective quorum is not present the Meeting shall stand further adjourned for such period being not less than 14 days nor more than 28 days, and at such place as may be appointed by the Company and at such further adjourned Meeting two or more persons present holding any Notes outstanding (whatever the principal amount of the Notes so held by them) shall form a quorum, provided that if the business of such further adjourned Meeting includes consideration of a proposed Extraordinary Resolution, the quorum shall be two or more persons present holding one-third or more of the aggregate principal amount of all Notes for the time being outstanding.

                    g) Notice of any  adjourned  Meeting  or  further  adjourned
               Meeting shall be given in the same manner as notice of an original Meeting and such notice shall state, in the case of an adjourned Meeting, that two or more persons present holding 10% (or in the case of a Meeting the business of which includes consideration of a proposed Extraordinary Resolution, one-third) or more of the aggregate principal amount of all Notes for the time being outstanding will form a quorum, or, in the case of a further adjourned Meeting, that two or more persons present holding any Notes outstanding (or in the case of a Meeting the business of which includes the consideration of a proposed Extraordinary Resolution, two or more persons present holding one-third or more of the aggregate principal amount of all Notes for the time being outstanding), shall form a quorum.

                    h) The  voting  rights  of the  holders  of  Notes  shall be determined according to the principal amount of Notes held, each Note with a principal amount of USD 5'000.- giving the right to one vote. Holders of the Coupons shall not have any voting rights. Notes held by or on behalf of the Company shall have no voting rights and shall be disregarded for the purpose of this
               Section 15, save that the Company shall be entitled to vote in respect of Notes held by it for the benefit of and at the direction of an independent third party. In

                                                                            13.

                  the case of an equality of votes the chairman shall have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a holder of Notes.

                    i) Any  director  or officer of the  Company and its lawyers and any other person authorized on its behalf by it may attend and speak at any Meeting.

                    j) The Meeting shall have the following  powers  exercisable by Extraordinary Resolution with the consent of the Company:

                    (i) extension of the date fixed for final maturity of the Notes;

                    (ii) reduction or cancellation  of the principal  payable on the Notes;

                    (iii) reduction or cancellation of the rate or amount payable, or extension of the date of payment, in respect of any Coupons;

                    (iv)  alteration  of  the  majority   required  to  pass  an
               Extraordinary Resolution; and

                    (v) waiver of any Event of Default.

                    k) Any reference in these Terms of the Notes to an "Extraordinary Resolution" shall be construed as references to resolutions of the Noteholders passed in accordance with the foregoing provisions of this Section 15 with respect to any of the matters stated in sub-section j) above.

(16)     Applicable Law and Jurisdiction

         The terms, conditions and form of the Notes and Coupons (the English language version of which shall govern) shall be governed by and construed in accordance with Swiss law. Any action or proceedings against the Company relating to the Notes may be brought and enforced in the ordinary courts of the Canton of Ticino, venue being in the City of Lugano, or, if such courts fail to grant jurisdiction in the ordinary courts of the Canton of Basle-City, venue being in Basle, and the Company hereby irrevocably submits to the jurisdiction of such courts in respect of any such action or proceeding, with the right to appeal, as provided by law, to the Swiss Federal Court in Lausanne, the judgment of which shall be final. Solely for that purpose, the Company hereby elects legal and special domicile at the office of Banca del Gottardo, Viale Stefano Franscini 8, 6901 Lugano, Switzerland. The Company covenants that so long as any Notes are outstanding it will maintain an agent for service of process in Switzerland. The aforementioned jurisdiction shall also be valid for the cancellation and replacement of lost, stolen, defaced, mutilated or destroyed Notes and coupons. Payment effected to a holder of Notes who has been identified as the legitimate holder of a Note or coupon by a final judgment of a Swiss court shall release the Company from its payment obligations under such Note or coupon.

         Any Noteholder shall also have the right to bring any legal action or proceeding against the Company in respect of a Note or coupon and all covenants contained therein in any state or federal court in the United States of America which may have jurisdiction.